As filed with the U.S. Securities and Exchange Commission on August 18, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
Registration Statement under the Securities Act of 1933

MECHANICAL TECHNOLOGY, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	7374	14-1462255
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

325 Washington Avenue Extension
Albany, NY 12205
(518) 218-2550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Toporek
Chief Executive Officer
Mechanical Technology, Incorporated
325 Washington Avenue Extension
Albany, NY 12206
(518) 218-2550

(Name, address, including zip code, and telephone number, including area code, of agent service)

Copy to:

David E. Danovitch, Esq. Angela Gomes, Esq. Scott Miller, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 212-660-3000	Lou Taubman, Esq. Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 800 Third Avenue, Suite 2800 New York, NY 10022 212-530-2210

Approximate date of commencement of proposed sale to the public: As soon as possible after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-257300

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(3)
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	$3,588,000	$391.45
Total	$3,588,000	$391.45

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on an estimate of the proposed maximum aggregate offering price of all securities being registered. Includes shares of Series A Preferred Stock that may be sold upon exercise of the underwriters’ option to purchase additional shares, if any.

(2)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers such indeterminate number of additional shares of Series A Preferred Stock, issued to prevent dilution resulting from stock splits, stock dividends or similar events. No additional consideration will be received for such additional number of shares of Series A Preferred Stock, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(3)	The Registrant previously registered securities with a proposed maximum aggregate offering price of $17,940,000 on a registration statement on Form S-1 (Registration No. 333-257300), and paid a fee of $1,957.25.

The registration statement shall become effective upon filing with the Securities Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement on Form S-1 is being filed by Mechanical Technology, Incorporated, a Nevada corporation (the “Company”, “we”, “us” or “our”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of additional shares of our 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share (the “9.0% Series A Preferred Stock”). Pursuant to Rule 462(b) of the Securities Act, the contents of our previously filed registration statement on Form S-1 (Registration No. 333-257300) (the “Original Registration Statement”), which was initially filed by us on June 22, 2021 and declared effective by the U.S. Securities and Exchange Commission on August 18, 2021, including the exhibits thereto, are incorporated in this registration statement by reference.

We are filing this registration statement for the sole purpose of increasing the number of shares of 9.0% Series A Preferred Stock offered in connection with the Original Registration Statement by an additional 138,000 shares of 9.0% Series A Preferred Stock (including any shares issuable upon exercise by the underwriters of their over-allotment option). The additional shares of 9.0% Series A Preferred Stock that are being registered hereby for issuance and sale by us are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Original Registration Statement.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in the registration statement on Form S-1 (Registration No. 333-257300) filed by the registrant are incorporated by reference into, and shall be deemed a part of, this registration statement, and the following additional exhibits are filed herewith, as part of this registration statement:

Exhibit	Description
5.1*	Opinion of Sullivan & Worcester LLP

23.1*	Consent of Wojeski & Company CPAs, PC.

23.2*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)

*        Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 18, 2021.

MECHANICAL TECHNOLOGY, INCORPORATED

By:	/s/ Michael Toporek
Michael Toporek
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Dated: August 18, 2021	/s/ Michael Toporek
Michael Toporek
Chief Executive Officer (principal executive officer) and Director

Dated: August 18, 2021	*
Jessica L. Thomas
Chief Financial Officer (principal financial and accounting officer)

Dated: August 18, 2021	*
David C. Michaels
Chairman of the Board of Directors

Dated: August 18, 2021	*
Thomas J. Marusak
Director

Dated: August 18, 2021	*
Matthew E. Lipman
Director

Dated: August 18, 2021	*
Edward R. Hirshfield

Dated: August 18, 2021	*
William Phelan
Director

Dated: August 18, 2021	*
William Hazelip
Director

Dated: August 18, 2021	*
Alykhan Madhavji
Director

*By:	/s/ Michael Toporek
Michael Toporek
Attorney-In-Fact

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